Exhibit 99.1

Verb Technology Company (Nasdaq: VERB) Announces Approximately $558 Million Private Placement to Establish First Publicly Listed TON Treasury Strategy Company, in Partnership with Kingsway Capital

●	Upsized and oversubscribed PIPE offering by Verb Technology Company Inc. (Nasdaq: VERB) expected to deliver approximately $558 million in gross proceeds

●	Company is expected to create the first publicly traded treasury reserve of Toncoin, the native cryptocurrency of The Open Network blockchain, which has an exclusive partnership with Telegram, the world’s second largest messenger with over one billion monthly active users

●	Deeply experienced team expected to be led by Executive Chairman Manuel Stotz, Founder & CEO of Kingsway Capital and President of the TON Foundation, supported by a strategic partnership with Blockchain.com

●	Over 110 institutional and crypto-native investors subscribed to the deal, led by Kingsway Capital and anchored by Vy Capital, Blockchain.com, Ribbit Capital, and Graticule (GAMA)

●	Transaction expected to close on or around August 7, 2025

Las Vegas, Nevada, August 4, 2025 — Verb Technology Company, Inc. (Nasdaq: VERB) (the “Company”) today announced the pricing of an upsized and oversubscribed private placement (“PIPE transaction”), positioning the Company to implement a TON treasury strategy. The Company expects to rebrand as TON Strategy Co. (“TSC”) and become the first publicly traded treasury reserve of Toncoin ($TON), the native cryptocurrency of The Open Network (“TON”) blockchain, in partnership with Kingsway Capital.

The Company has entered into a PIPE transaction with institutional and accredited investors for the purchase and sale of approximately 58.7 million shares of common stock (including pre-funded warrants) at a purchase price of $9.51 per share, reflecting the closing market price as of August 1, 2025, for expected gross proceeds of approximately $558 million. Following the closing of the transaction, which is expected to occur on or around August 7, 2025, subject to customary closing conditions, the Company intends to use the majority of the net proceeds of the offering to acquire $TON. $TON will serve as the Company’s primary treasury reserve asset. This is expected to position the company as one of the largest holders of $TON globally and enable it to generate sustainable staking rewards to initiate, manage, and grow its $TON exposure in a cash flow positive manner. The Company’s existing business operations will continue and are expected to expand.

Earlier this year, Telegram and the TON Foundation announced that TON would become the exclusive blockchain powering Telegram’s ecosystem. It is the only way for millions of Telegram creators and mini app developers to withdraw rewards earned from users and advertisers, the only accepted payment method for Telegram Ads in most countries, the sole platform for Telegram’s tokenized assets — including usernames, accounts, and gift NFTs — and the only permitted blockchain for Telegram’s mini app ecosystem. Unlike other social applications, Telegram users can use $TON within the messenger without leaving the interface. Earlier this quarter, TON Wallet, a self-custodial wallet built into Telegram’s interface, went live to its 87 million U.S. users. Globally, Telegram reports to have over one billion monthly active users and to be the world’s fastest growing large-scale messenger app.

“Telegram is the preferred messenger for the growing global crypto community and $TON is the currency that powers the Telegram ecosystem. In my judgment, permanent capital vehicles are particularly suitable for long-term holdings of $TON, which not only has the potential to compound in value, but also offers staking yield, meaning TSC can benefit from staking rewards,” said Manuel Stotz, incoming Executive Chairman.

“The TON ecosystem marks a major step in global crypto adoption, and I’m proud we’re leading efforts to drive investment in the future of digital commerce,” said Peter Smith, CEO & Co-Founder of Blockchain.com and incoming Special Advisor to the Company. “I believe this new leadership team’s combined crypto and institutional expertise will foster blockchain innovation.”

“I’m excited to work with Manny, the incoming leadership team and the Kingsway team, and for the value creation opportunity this deal represents for all VERB stockholders,” stated Rory J. Cutaia, VERB CEO.

Incoming Leadership Team & Special Advisor

Upon close of the transaction, the Company’s executives and special advisor are expected to have significant crypto industry and institutional expertise. These include:

●	Executive Chairman Manuel Stotz, Founder & CEO of Kingsway Capital and President of the TON Foundation
●	Chief Executive Officer Veronika Kapustina, a former Senior Advisor to the TON Foundation and former Morgan Stanley banker
●	Chief Financial Officer Sarah Olsen, Co-founder of Europa Partners and former Head of Corporate Development for Onyx by JP Morgan
●	Special Advisor Peter Smith, CEO & Co-Founder of Blockchain.com

Institutional & Crypto Native Investors

Over 110 institutional and crypto-native investors subscribed to the deal, led by Kingsway Capital and anchored by Vy Capital, Blockchain.com, Ribbit Capital, and Graticule (GAMA). Additional investors include CMCC Global, Pantera, MEXC Ventures, ParaFi Capital, Luxor Capital, Arrington Capital, Animoca, Kraken, BitGo, FalconX, Orbs Group, The Open Platform (TOP), TVM Ventures, Kenetic, Hivemind Capital, UNCAP, DigiStrats, Pacific Coast Venture Partners, and several high-profile crypto founders like Guy Young, Founder of Ethena Labs.

Expected Result of PIPE Transaction

Following closing, the Company expects to have:

●	One of the largest percentages (36%) of its share capital subject to lock up (between six to 12 months, subject to customary exceptions);
●	One of the largest cash assets to total assets (77% of total raise) raised amongst Digital Asset Treasury (“DAT”) companies for non-BTC & ETH digital assets;
●	One of the largest cash assets to underlying market value of circulating supply of $TON (approximately 5% of the market value of circulating supply); and
●	Significant cash reserves to grow $TON treasury post launch.

Trading & Next Steps

The Company’s common stock will continue to trade on the Nasdaq under the ticker “VERB,” with the updated treasury strategy effective immediately following closing, which is expected to take place on or around August 7, 2025. The company will emphasise transparency, compliance, and verification of holdings. Additional updates on the acquisition of $TON, treasury growth and governance measures are expected in the coming weeks.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, served as lead financial advisor to Kingsway Capital and sole placement agent to the Company.

Reed Smith LLP served as legal advisor to Kingsway Capital. Perkins Coie LLP served as legal advisor to the Company. Brownstein Hyatt Farber Schreck served as Nevada legal advisor to the Company. Morgan Lewis served as legal advisor to Cohen & Company Capital Markets.

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), is transforming the landscape of social commerce. The Company operates multiple business units, each of which leverages the Company’s social commerce technology and video marketing expertise. MARKET.live, together with recently acquired AI social commerce technology innovator LyveCom, is a multi-vendor, livestream social shopping platform that allows brands and merchants to deliver a true omnichannel livestream shopping experience across their own websites, apps, and social platforms. Advanced AI capabilities power real-time user-generated-content creation, automated video content repurposing for high conversion video ads, and AI-powered virtual live shopping hosts that are virtually indistinguishable from human hosts, capable of real-time audience engagement. Brands utilize the Company’s proprietary AI model trained on tens of thousands of video commerce interactions to automate content creation and intelligent tools designed to optimize merchandising strategies and increase conversion rates.

The Company is headquartered in Las Vegas, NV and operates full-service production and creator studios in the Los Angeles, California vicinity.

For more information, please visit: www.verb.tech

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About Kingsway Capital Partners Limited

Kingsway Capital Partners Limited (“Kingsway”) is a London-headquartered, FCA-regulated investment manager, with several billion USD in assets under management, and with over a decade-long history of investing across emerging markets, as well as a >5-year track record as an institutional investor in the growing global digital assets ecosystem.

Kingsway has also been an early and active investor in high quality consumer, consumer internet, fintech, payments and gaming companies. The firm has quickly become a leading investment manager in digital assets since entering this industry in 2020, bringing an institutional, disciplined and long-term mindset to the sector.

Founded in 2013, Kingsway manages predominantly U.S. institutional and high-net-worth investor capital. The firm’s leadership also brings deep sector expertise to this initiative, with its CEO serving as President of the TON Foundation, as well as on the Board of Blockchain.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected settlement and closing of the PIPE Financing, the Company’s Toncoin holdings, the implementation of a TON treasury strategy, the anticipated rebranding of the Company, expected changes in board management of the Company, the Company’s future business strategy, and other strategic initiatives. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transactions; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the PIPE Offering; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock to be issued or issuable in connection with the offering.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Media Contact:

Edelman Smithfield

tonstrat@edelmansmithfield.com

Source: Verb Technology Company, Inc.